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                                                                 Exhibit 99.6(b)


                                 CLASS B SHARES
                             DISTRIBUTION AGREEMENT


                  AGREEMENT made this       day of                   ,     ,
                                      ------       ------------------  ----
between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., a corporation organized under the laws of Maryland (the "Company"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation ("MLFD");

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as a diversified open-end investment company and it is affirmatively in the interest of the Company to offer its shares for sale continuously to the separate accounts (the "Separate Accounts") of insurance companies (the "Insurance Companies") pursuant to a currently effective prospectus (the "Prospectus") under the Securities Act of 1933 (the "Securities Act"); and

                  WHEREAS, the Company comprises sixteen separate funds (the "Funds"), each of which pursues its own investment objective through separate investment policies, and may in the future comprise one or more additional funds; and

                  WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

                  WHEREAS, the Company and MLFD wish to enter into an agreement with each other with respect to the continuous offering to the Insurance Companies for their Separate Accounts of shares of the Class B Common Stock, par value $.10 per share, of each Fund
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(the "Class B Shares"), in order to promote the growth of the Funds and facilitate the distribution of their Class B Shares.


          NOW, THEREFORE, the parties agree as follows:

          Section 1.  Appointment of MLFD.   The Company hereby appoints MLFD as
                      -------------------
the principal underwriter and distributor of the Funds to sell their Class B Shares to the Insurance Companies for their Separate Accounts and MLFD hereby accepts such appointment. The Company, during the term of this Agreement, shall sell its Class B Shares to MLFD upon the terms and conditions set forth below.

          Section 2.  Exclusive Nature of Duties.   MLFD shall be the exclusive
                      --------------------------
representative of the Company to act as principal underwriter and distributor of the Class B Shares.

          Section 3.  Purchase of Class B Shares from the Company.
                      -------------------------------------------
          (a) The Company will offer its Class B Shares and MLFD shall have the right to buy from the Company the Class B Shares needed, but not more than the Class B Shares needed (except for clerical errors in transmission) to fill unconditional orders for the Class B Shares placed with MLFD by the Insurance Companies for their Separate Accounts. The price which MLFD shall pay for the Class B Shares so purchased from the Company shall be the net asset value per share, determined as set forth in Section 3(c) hereof.

          (b) The Class B Shares are to be resold by MLFD to the Insurance Companies for their Separate Accounts at the net asset value per share.

          (c) The net asset value of the Class B Shares shall be determined as of fifteen minutes following the close of trading on

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each day the New York Stock Exchange is open for business, in accordance with the method set forth in the Prospectus of the Company and guidelines established by the Board of Directors of the Company. The Company may also cause the net asset value of the Class B Shares to be determined in substantially the same manner or estimated in such manner and as of such other hour or hours as may from time to time be agreed upon in writing by the Company and MLFD. All payments to the Company hereunder shall be made in the manner set forth in
Section 3(e).

          (d) The Company shall have the right to suspend the sale of the Class B Shares at times when redemption of any Class B Shares is suspended pursuant to the condition set forth in Section 4(b) hereof. The Company shall also have the right to suspend the sale of the Class B Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other extraordinary event which, in the judgment of the Company, makes it impracticable to sell Class B Shares.

          (e) The Company, or any agent of the Company designated in writing by the Company, shall be promptly advised of all purchase orders for the Class B
Shares received by MLFD.   The Company (or its agent) will confirm orders upon
their receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class B Shares pursuant to the instructions of MLFD. Payment shall be made to the Company in New York Clearing

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House funds.   MLFD agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

          Section 4.  Repurchase or Redemption of Class B Shares by the Company.
                      ---------------------------------------------------------
          (a) Any of the outstanding Class B Shares may be tendered for redemption at any time, and the Company agrees to repurchase or redeem any such Class B Shares so tendered in accordance with its obligations as set forth in
Article VII of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the Prospectus of the Company. The price to be paid to redeem or repurchase Class B Shares shall be equal to the net asset value per share calculated in accordance with the provisions of Section 3(c) hereof. All payments by the Company hereunder shall be made in the manner set forth below.

          The Company shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of MLFD in New York Clearing House funds on or before the third business day subsequent to its having received the notice of redemption in proper form.

          (b) Redemption of Class B Shares of a Fund or payment therefor may be suspended for any period during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Securities and

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Exchange Commission as a result of which disposal of securities or determination of the net asset value of such Fund is not reasonably practicable, and for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Fund.

          Section 5.  Duties of the Company.
          (a) The Company shall furnish to MLFD copies of all information, financial statements and other papers which MLFD may reasonably request for use in connection with the distribution of Class B Shares of the Company, and this shall include one certified copy, upon request by MLFD, of all financial statements prepared for the Company by independent public accountants. The Company shall make available to MLFD such number of copies of its Prospectus as MLFD shall reasonably request.

          (b) The Company shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Class B Shares and to register Class B Shares under the Securities Act, to the end that there will be available for sale such number of Class B Shares as investors may reasonably be expected to purchase.

          (c) The Company shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Class B Shares for sale under the securities laws of such states as MLFD and the Company may approve, if such qualification is required by such securities laws. Any such qualification may be withheld, terminated or withdrawn by the Company at any time in its discretion. As provided in Section 7(b) hereof, the expense of

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qualification and maintenance of qualification of the Class B Shares shall be borne by the Company for the account of each Fund. MLFD shall furnish such information and other material relating to its affairs and activities as may be required by the Company in connection with such qualification.

          (d) The Company will furnish, in reasonable quantities upon request by MLFD, copies of annual and interim reports of the Company.

          Section 6.  Duties of MLFD.
          (a) MLFD shall devote reasonable time and effort to effect sales of Class B Shares of the Company, but shall not be obligated to sell any specific
number of Class B Shares.   The services of MLFD hereunder are not to be deemed
exclusive and nothing herein contained shall prevent MLFD from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

          (b) In selling the Class B Shares of the Company, MLFD shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of such securities. Neither MLFD nor any Insurance Company nor any other person is authorized by the Company to give any information or to make any representations, other than those contained in the registration statement or related Prospectus and any sales literature specifically approved by the Company.

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          (c) MLFD shall require each Insurance Company to which it sells, and which purchases, Class B Shares to enter into a Sub-Agreement with the Company substantially in the form attached to the Distribution Plan agreed to by MLFD in accordance with Rule 12b-1 under the Investment Company Act, which authorizes the payment of a distribution fee to such Insurance Company.

          Section 7.  Payment of Expenses.
                      -------------------
          (a) The Company shall bear all costs and expenses of the Company relating to the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise, distributing prospectuses, annual or interim reports to shareholders and proxy materials.

          (b) The Company shall bear, for the account of the Funds, the costs and expenses of qualification of the Class B Shares for sale, and, if necessary or advisable in connection Therewith, the Company shall bear the cost and expense of qualifying the Company as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Company and MLFD pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Company decides to discontinue such qualification pursuant to Section 5(c) hereof.

          Section 8.  Indemnification.
                      ---------------

                                       7
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          (a)  The Company shall, for the account of the Funds, indemnify and hold harmless MLFD and each person, if any, who controls MLFD against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Class B Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Company relating to the Funds, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of MLFD; provided, however that
                                                         --------- -------
in no case (i) is the indemnity of the Company in favor of MLFD and any such controlling persons to be deemed to protect MLFD or any such controlling persons thereof against any liability to the Company or its security holders to which MLFD or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Company to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against MLFD or any such controlling persons, unless

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MLFD or such controlling persons, as the case may be, shall have notified the
Company in writing within a reasonable time after the summons or other first legal process giving information or the nature of the claim shall have been served upon MLFD or such controlling persons (or after MLFD or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to MLFD or such controlling person or persons, defendant or defendants in the suit. In the event the Company elects to assume the defense of any such suit and retain such counsel, MLFD or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, it will reimburse MLFD or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Company shall promptly notify MLFD of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Class B Shares.

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          (b) MLFD shall indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Company with respect to the Funds in writing by or on behalf of MLFD for use in connection with the registration statement or related prospectus, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Company or any person so indemnified, in respect of which indemnity may be sought against MLFD, MLFD shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to MLFD by the provisions of subsection (a) of this Section 8.

          Section 9.  Duration and Termination of this Agreement. This Agreement
                      ------------------------------------------
shall become effective as of the date first above written and shall remain in force as to each Fund until the second anniversary and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting upon such approval.

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          This Agreement may be terminated at any time as to a Fund, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

          The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

          Section 10.  Amendments  of  this  Agreement.    This Agreement may be
                       -------------------------------
amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Company, or by the vote of a majority of outstanding voting securities of the Funds affected by the amendment, and (ii) a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          Section 11.  Governing Law.   This Agreement shall be construed in
                       -------------
accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of New York, or any of the

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provisions herein, conflicts with the applicable provisions of the Investment
Company Act, the latter shall control.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in New York, New York.



                                    MERRILL LYNCH VARIABLE SERIES
                                      FUNDS, INC.

                                    By
                                       --------------------------------
                                              President


                                    MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                    BY
                                      ----------------------------------
                                               President

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